Execution Version	Exhibit 2.2

PUT AND CALL OPTION AGREEMENT

SURMODICS MD, LLC

THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN SCHEDULE 1

DATED  2  JULY 2021

Barrow Street Dublin 4, Ireland D04 TR29 DXII Dublin +353 1 614 5000 dublin@mhc.ie

MHC-25394119.4

This agreement is dated 2 July 2021.

PARTIES

(1)

SURMODICS MD, LLC, a limited liability company organized under the laws of Minnesota with file number 852133900023 and having its registered office at 9924 West 74th Street, Eden Prairie, MN, 55344 (the “Buyer”); and

(2)	THE PERSONS WHOSE NAMES AND ADDRESSES ARE SET OUT IN SCHEDULE 1 (each a “Seller” and together the “Sellers”).

BACKGROUND

(A)

Pursuant to a share purchase agreement of today’s date in respect of shares in the issued share capital of the Company (the “Share Purchase Agreement”) the Buyer agreed to purchase, and the Sellers agreed to sell, the Shares, comprising the entire issued share capital of Vetex Medical Limited (the “Company”) excluding the beneficial interest only in the Put and Call Shares.

(B)

The Sellers and the Buyer have agreed to enter into put and call options in relation to the beneficial interest in the Put and Call Shares on the terms and subject to the conditions set out in this agreement.

In consideration of the covenants, obligations and undertakings of the parties set out in this agreement (the sufficiency of which is hereby acknowledged), IT IS AGREED:

1	Definitions and interpretation
1.1

Subject to clause 1.2, in this agreement (including the background) unless the context otherwise requires, words and expressions defined in the Share Purchase Agreement have the same meaning herein and any provisions in the Share Purchase Agreement concerning matters of construction or interpretation (in particular clauses 1.2 to 1.20 of the Share Purchase Agreement) will also apply herein, mutatis mutandis.

1.2	In this agreement:

“Authorisation” includes an authorisation, consent, approval, waiver, resolution, licence, exemption, filing, notarisation or registration;

“Call Options” means the First Call Option, the Second Call Option, or any combination of the foregoing, depending upon the context;

“Constitution” at any time means the constitution of the Company at such time;

“Covered” shall mean, as to a product and patent, that, in the absence of a license granted under, or ownership of, such patent, the making, using, selling, offering for sale or importation of such product would infringe such patent or, as to a pending claim included in such patent, the making, using, selling, offering for sale or importation of such product would infringe such patent if such pending claim were to issue in an issued patent without modification;

“Exercise Notice” means the written notice (if any) given pursuant to clause 4.1;

“First Call Option” has the meaning given to such term in clause 2.1.1;

“First Milestone Payment” means the sum of $3,500,000;

“First Option Shares” means the beneficial interest in the 158,417 B Ordinary Shares of €0.0001 each in the capital of the Company as is set out in column C of Schedule 1 (together with any other shares, stock or securities relating thereto referred to in clause 8);

“First Put Option” has the meaning given to such term in clause 2.2.1;

“Milestone” means First Milestone, the Second Milestone or any combination of the foregoing, depending upon the context;

“Milestone Payment” means the First Milestone Payment and the Second Milestone Payment, as applicable;

“Option Exercise Period” means the relevant exercise period in respect of the Call Options and/or the Put Options set out in clause 3;

“Options” means the Put Options and the Call Options;

“Option Completion” means in respect of each sale and purchase of relevant Put and Call Shares pursuant to this agreement, completion of that sale and purchase in accordance with the terms of this agreement;

“Option Consideration” means the relevant consideration for the relevant Put and Call Shares payable by the Buyer on an Option Completion, as determined in accordance with clause 5;

“Option Holder” means the Buyer, a Seller or both, depending upon the context;

“Patented Product” means an intravascular catheter or catheter system, and components for use therewith, that are designed or intended for the capture and removal of thrombus or emboli and which is Covered by Valid Claim of the Primary Patents;

“Primary Patents” means U.S. Patent 10,779,852 or U.S. Patent 10,874,421 or U.S. Patent 10,813,663 or U.S. Patent 10,743,907 or U.S. Patent Application Serial No. 17/133,111 or U.S. Patent Application Serial No. 17/246,120 or U.S. Patent Application Serial No. 17/246,353 or U.S. Patent Application Serial No. 16/919,924;

“Put and Call Shares” means the First Option Shares, the Second Option Shares or all or any combination of the foregoing, depending upon the context;

“Put Options” means First Put Option, the Second Put Option, or any combination of the foregoing, depending upon the context;

“Reorganisation” means in relation to the Company, any issue of shares, stock or securities by way of capitalisation of profits or reserves or by way of rights issue and any consolidation or sub-division or reduction of capital or capital dividend or other reconstruction or adjustment relating to the equity share capital (or any shares, stock or securities derived therefrom) and any other amalgamation, arrangement, reconstruction or compromise affecting the Company’s share capital (or any shares, stock or securities derived therefrom);

“Second Call Option” has the meaning given to such term in clause 2.1.2;

“Second Milestone Payment” means a sum equal to $7,000,000 reduced by the greater of (i) the amount of the consideration paid by the Buyer to the Sellers for the First Option Shares or (ii) $1,750,000;

“Second Option Shares” means the beneficial interest in the 158,417 C Ordinary Shares of €0.0001 each in the capital of the Company as is set out in column E of Schedule 1 (together with any other shares, stock or securities relating thereto referred to in clause 8) and, where the First Call Option or First Put Option has not been previously exercised, the First Option Shares;

“Second Put Option” has the meaning given to such term in clause 2.2.2; and

“Valid Claim shall mean: (a) a claim of an issued and unexpired patent that has not been abandoned, cancelled or held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, or that has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) a claim of a pending patent application, which patent application was filed and is being prosecuted in good faith and has not been cancelled, withdrawn from consideration, abandoned or finally disallowed without the possibility of appeal or refiling of the application and that has not been pending for more than seven (7) years from the earliest date from which the patent application claims priority.  If the patent application has been re-filed or is a divisional application, the seven (7) year period mentioned above shall be calculated from the first application filed in the series of applications.

1.3	The definitions in Schedule 2 shall apply to the Milestones.
2	Grant of the Options
2.1	In consideration of the Buyer granting to the Sellers the options specified at clause 2.2 below, each Seller hereby irrevocably grants to the Buyer:
2.1.1	a call option to purchase the beneficial interest in all (but not some) of the First Option Shares on the terms set out in this agreement (the “First Call Option”); and
2.1.2	a call option to purchase the beneficial interest in all (but not some) of the Second Option Shares on the terms set out in this agreement (the “Second Call Option”).
2.2	In consideration of each Seller granting to the Buyer the option specified at clause 2.1 above, the Buyer hereby irrevocably grants to each Seller:

2.2.1	a put option to require the Buyer to purchase the beneficial interest in all (but not some) of the First Option Shares on the terms set out in this agreement (the “First Put Option”); and
2.2.2	a put option to require the Buyer to purchase the entire beneficial interest in all (but not some) of the Second Option Shares on the terms set out in this agreement (the “Second Put Option”).
2.3

The Put and Call Shares shall be sold free from and clear of all Encumbrances and together with all rights of any nature whatsoever now or after the date of this agreement attaching or accruing to them at each Option Completion (subject to clause 4.3).

2.4

Each Seller hereby irrevocably waives and shall procure that there shall be waived before each Option Completion, all rights of pre-emption and other restrictions on transfer over the Put and Call Shares conferred on it or any other person under the Constitution or otherwise.

3	Exercise Periods for the Options
3.1	First Call Option

The Buyer may exercise the First Call Option in respect of the First Option Shares:

3.1.1	at any time after the achievement of the First Milestone and ending no later than one hundred Business Days thereafter; or
3.1.2

if the First Milestone is not achieved prior to the third anniversary of the date of the Share Purchase Agreement, at any time after such anniversary date and ending no later than one hundred Business Days thereafter.

3.2	Second Call Option

The Buyer may exercise the Second Call Option in respect of the Second Option Shares:

3.2.1	at any time upon the achievement of the Second Milestone and ending no later than one hundred Business Days thereafter; or
3.2.2

if the Second Milestone is not achieved prior to the sixth anniversary of the date of the Share Purchase Agreement, at any time after such anniversary date and ending no later than one hundred Business Days thereafter.

3.3	First Put Option

Each Seller may exercise the First Put Option in respect of the First Option Shares at any time after Completion and ending no later than the first to occur of:

3.3.1	one hundred Business Days after the achievement of the First Milestone; or
3.3.2	if the First Milestone is not achieved prior to the third anniversary of the date of the Share Purchase Agreement, one hundred Business Days thereafter.

3.4	Second Put Option

Each Seller may exercise the Second Put Option in respect of the Second Option Shares at any time after Completion and ending no later than the first to occur of:

3.4.1	one hundred Business Days after the achievement of the Second Milestone; or
3.4.2	if the Second Milestone is not achieved prior to the sixth anniversary of the date of the Share Purchase Agreement, one hundred Business Days thereafter.
3.5	The Buyer shall notify the Sellers’ Representative in writing within twenty (20) Business Days after the achievement of a Milestone.
4	Exercise of Options
4.1

An Option may only be exercised during the relevant Option Exercise Period by an Option Holder (being, for the purposes of this clause 4, the “Exercising Option Holder”) giving the other Option Holder (being, for the purposes of this clause 4, the “Non-Exercising Option Holder”) an Exercise Notice in accordance with clause 14 (Notices) of the Share Purchase Agreement, which shall be duly executed by an authorised representative of the Exercising Option Holder and shall include:

4.1.1	a statement to the effect that the Exercising Option Holder is exercising the relevant Call Option or Put Option, as the case may be; and
4.1.2	the date on which the Exercise Notice is given.
4.2	Once given, an Exercise Notice in respect of such Option may not be revoked without the written consent of the Non-Exercising Option Holder.
4.3

All dividends and other distributions (excluding any redemption proceeds arising on a redemption of the Put and Call Shares) resolved or declared to be paid or made by the Company in respect of the relevant Put and Call Shares as and from the date on which an Exercise Notice in respect of the Call Option is served pursuant to clause 4.1 shall belong to, and be payable to the Buyer, and any amounts in respect of such dividends or distributions (excluding any redemption proceeds arising on a redemption of the Put and Call Shares) received by or on behalf of the Sellers after the date thereof shall be held on bare trust for the Buyer and the Sellers shall promptly on demand account to the Buyer for such distributions.

5	Option Consideration
5.1

The total price payable by the Buyer to the Sellers in respect of the First Option Shares following an exercise of the First Call Option pursuant to clause 3.1 or First Put Option pursuant to clause 3.3 (as the case may be), shall be, in each case subject to clause 5.6 herein and clause 26 (Set off) of the Share Purchase Agreement:

5.1.1	if the First Milestone is achieved prior to the third anniversary of the date of the Share Purchase Agreement, the First Milestone Payment; and

5.1.2	if the First Milestone is not achieved prior to the third anniversary of the date of the Share Purchase Agreement, $1,750,000.
5.2

The total price payable by the Buyer to the Sellers in respect of the Second Option Shares following an exercise of the Second Call Option pursuant clause 3.2 or the  Second Put Option pursuant to clause 3.4 shall be, in each case subject to clause 5.6 herein and clause 26 (Set off) of the Share Purchase Agreement:

5.2.1	if the Second Milestone is achieved prior to the sixth anniversary of the date of the Share Purchase Agreement, the Second Milestone Payment; and
5.2.2	if the Second Milestone is not achieved prior to the sixth anniversary of the date of the Share Purchase Agreement, $1,750,000.
5.3

The Buyer and each Seller acknowledge and agree that the Buyer has no obligation to develop the Product to achieve any Milestones. This agreement sets forth the entire agreement of the parties with respect to any obligations or limitations related to the achievement of any Milestone.

5.4

It is hereby confirmed that in the event that the Company and/or any member of the Buyer’s Group develops an intravascular catheter or catheter system, and components for use therewith, that are designed or intended for the capture and removal of thrombus or emboli and such product is not Covered by a Valid Claim of the Primary Patents, then no Milestone Payment shall be payable in respect of such product.

5.5

In respect of any sums payable by the Buyer to the Sellers, the Buyer shall be entitled to make any withholding or deduction that is required by law and the Buyer will not be obliged to pay to the Sellers any additional amounts in connection with such withholding or deduction.

5.6	In the event that there is outstanding:
5.6.1	against a Seller, a claim in respect of breach of any of the Fundamental Warranties
5.6.2	against the Warrantors, any:
(A)	claim under the Tax Deed;
(B)	Claim;
(C)	the Specific Indemnities; and/or
(D)	a claim under the Special Deed of Indemnity,

(as applicable) (a “Relevant Claim”) at the time any payment is due to be made to the Sellers pursuant to this agreement, which Relevant Claim has not been Settled, then the Buyer shall be entitled to deduct the Buyer’s good faith estimation of such Relevant Claim from the amount to be paid hereunder, and to lodge such amount into the Escrow Account provided however that such a deduction in respect of claim for a breach of any of the Fundamental Warranties may only be set off against the payment due to be made to the Seller who has breached such

Fundamental Warranties (and not set off against payments payable to any other Seller).

6	Option Completion
6.1	The sale and purchase of the relevant Put and Call Shares pursuant to an Option shall be completed by the tenth Business Day after:
6.1.1	in the case of a Call Option exercised pursuant to clause 3.1 and/or clause 3.2, the date of service of the relevant Exercise Notice;
6.1.2	in the case of the First Put Option exercised pursuant to clause 3.3, the later of:
(A)	the date of service of the relevant Exercise Notice; and
(B)	the first to occur of the date of achievement of the First Milestone and the third anniversary of the date of the Share Purchase Agreement;
6.1.3	in the case of the Second Put Option exercised pursuant to clause 3.4, the later of:
(A)	the date of service of the relevant Exercise Notice; and
(B)	the first to occur of the date of achievement of the Second Milestone and the sixth anniversary of the date of the Share Purchase Agreement;

(or such other date as may be agreed in writing between the Buyer and the Sellers’ Representative).

6.2

At each Option Completion, or otherwise where Put and Call Shares are to be acquired by the Buyer in accordance with this agreement, the Buyer shall, subject to clause 5, pay the Option Consideration by way of electronic funds transfer to the Sellers’ Nominated Account.

6.3

The receipt of Option Consideration to the Sellers’ Nominated Account will be an absolute discharge to the Buyer and the Buyer shall not be concerned whether the Option Consideration is otherwise received by or distributed to the Sellers.

6.4

The Sellers shall deliver or procure the delivery to the Buyer at each Option Completion any documents, waivers, consents or approvals as the Buyer may require to transfer the legal and beneficial interest in the relevant Put and Call Shares to the Buyer at such Completion.

6.5

Each Seller by way of security irrevocably appoints the Buyer, each of its delegates and sub-delegates and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation), in its name or otherwise and on its behalf and as its act and deed to sign, seal, execute, deliver and perfect and do all deeds, instruments, acts and things which that Seller is required or obligated to do pursuant to this agreement and generally to use the name of that Seller in the exercise of all or any of the powers, authorities or discretions conferred on the Buyer or its delegates or sub-delegates including, without prejudice to the generality of the foregoing at each Option Completion:

6.5.1	to do all such other acts or things as may be necessary to transfer the beneficial interest in the Put and Call Shares to the Buyer (or as it directs); and
6.5.2	to authorise the directors of the Company to approve such transfers or other documents.
6.6	Each Seller ratifies and confirms and agrees to ratify and confirm whatsoever an attorney referred to in clause 6.5 shall do or purport to do by virtue of clause 6.5.
7	Buyer’s Protection
7.1

Each Seller shall not, without the prior written consent of the Buyer sell, transfer, mortgage, charge, pledge or otherwise encumber or dispose of, by way of trust or otherwise, any of its respective rights or interests in any of the relevant Put and call Shares.

7.2	On the date of this agreement, each Seller shall deliver or procure the delivery to the Buyer of:
7.2.1	a duly executed original deed of transfer in respect of that Seller’s beneficial interest in the First Option Shares in favour of the Buyer (or such other nominee(s) as the Buyer may direct);
7.2.2	a duly executed original deed of transfer in respect of that Seller’s beneficial interest in the Second Option Shares in favour of the Buyer (or such other nominee(s) as the Buyer may direct); and
7.2.3

(if applicable) evidence in form and substance reasonably satisfactory to the Buyer of the authority of any person(s) executing any document on behalf of the Seller to do so and of any Authorisation which authority may not be altered, revoked or amended without the express written consent of the Buyer, to be held on trust by the Buyer for each Seller pending Option Completion.

8	Reorganisation and RElated Events
8.1

If any Reorganisation takes place after the date of this agreement but prior to the completion of the exercise of, or (as the case may be) expiry of, all of the Options, all shares, stock and other securities (if any) to which any Seller becomes legally or beneficially entitled as a result of each such Reorganisation, and which derive (whether directly or indirectly) from the Put and Call Shares, shall be deemed to be subject to the relevant Option and the terms of this agreement. If required by the Buyer, each Seller shall waive any right or entitlement to any such shares, stock and other securities, other than the Put and Call Shares, as a result of any such Reorganisation.

8.2	References in this agreement to the Put and Call Shares shall be construed so as to give full effect to this clause 8.
8.3	No additional Option Consideration shall be payable pursuant to the Options as a result of a Reorganisation altering the number of Put and Call Shares or any rights attaching to any of them.

8.4

For a period of twelve months following Completion (but not thereafter), the Buyer shall provide the Sellers’ Representative with not less than ten (10) Business Days’ notice in writing of its or the Company’s intention to give effect any of the following:

8.4.1	a Reorganisation;
8.4.2	an issue by the Company of shares or securities convertible into shares;
8.4.3	a change in the residence of the Company from Ireland;
8.4.4	any transfer or disposal of the undertaking or of all or a majority of the assets of the Company; and/or
8.4.5	a cessation of the trade of the Company.
9	Warranties and Undertakings
9.1

Each Seller hereby irrevocably warrants and undertakes to the Buyer on a several and individual basis, that as at the date of this agreement and immediately prior to each Option Completion (in each case, by reference to the facts and circumstances then existing):

9.1.1

each Seller has taken all necessary actions and has full power and authority to enter into the Options on the terms of this agreement and the other documents referred to in it (to which the Sellers are a party) in accordance with their respective terms;

9.1.2

this agreement and the other documents referred to in it constitute (or shall constitute when executed) valid, legally binding and enforceable obligations on that Seller in accordance with their respective terms;

9.1.3

the entry into of, and performance by the Seller of its obligations under, this agreement do not conflict with any law or regulation applicable to it, its constitutional (or equivalent) documents or any agreement or instrument binding upon it or any of its assets and will not in consequence of any such conflict result in any liability on the part of the Buyer to any third party;

9.1.4

entering into and performing its obligations under this agreement will not result in it being required to transfer or otherwise in any way dispose of any of its interests in the Put and Call Shares to any person other than the Buyer (or its nominee(s));

9.1.5	the Seller is, until Option Completion or (as the case may be) expiry of the Options and will remain, the beneficial owner of the Put and Call Shares, subject only to the Options;
9.1.6

save as set out in this agreement, there is no Encumbrance, nor is there any agreement, arrangement or obligation to create or give any encumbrance, on, over or affecting any of the Option Shares registered in its name and being transferred and no claim has been made by any person to be entitled to any such Encumbrance; and

9.1.7

on each Option Completion, the Seller shall transfer to the Buyer the full beneficial ownership of the relevant Put and Call Shares in accordance with this agreement free and clear of all Encumbrances and claims of every kind.

10	Further Assurance

At all times after the date of this agreement the parties shall, at their own expense, execute all such documents and do all such acts and things as may reasonably be required by another party for the purpose of vesting the full legal and beneficial ownership of the Put and Call Shares in the Buyer (or as the Buyer directs) on each Option Completion or such later date as the Buyer may agree to.

11	Amendments

This agreement shall not be amended, modified, varied or supplemented except in writing signed by the Buyer and the Sellers’ Representative. Each of the Sellers authorises and directs the Sellers’ Representative to agree to any amendments to this agreement on their behalf.

12	SURVIVAL OF OBLIGATIONS

If a winding up of the Company takes place after the date of this agreement but prior to the completion of the exercise of all of the Options or (as the case may be) expiry of, all of the Options, the provisions of this agreement which have not been performed by either the Buyer or the Sellers at the date of such winding-up shall remain in full force in accordance with the terms of this agreement. The date of service of the relevant Exercise Notice for each Option Completion shall be deemed to be the date immediately prior to the occurrence of such winding-up with each Option Completion to occur in accordance with clause 6.

13	Miscellaneous

The provisions of clauses 8, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27 and 28 in the Share Purchase Agreement shall apply mutatis mutandis to this agreement.

IN WITNESS whereof this agreement has been duly executed and delivered as a deed by the parties to it on the date set out at the beginning of this agreement.

SCHEDULE 1

The Sellers

(Schedule excluded.  Surmodics, Inc. agrees to furnish the schedule to the Securities and Exchange Commission upon request.)

SCHEDULE 2

Milestones

(Schedule excluded.  Surmodics, Inc. agrees to furnish the schedule to the Securities and Exchange Commission upon request.)

Execution page of Put and Call Option Agreement

SURMODICS MD, LLC
/s/ Gary R. Maharaj
By: Gary R. Maharaj Its: President

Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi
/s/ Shane Molloy
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Shane Molloy
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GIVEN under the common seal of SONASIAR LIMITED and delivered as a deed	/s/ Mark Bruzzi
Signature of director
/s/ Grainne Ni Uallachain
Signature of secretary

Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by ALMA O’REILLY by her duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Alma O’Reilly
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by BERNARD LYONS by his duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Bernard Lyons
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

EXECUTED and delivered as a deed by BOSTON SCIENTIFIC GROUP PUBLIC LIMITED COMPANY by its duly appointed attorney	/s/ Craig T. Smith
in the presence of:
Signature of Craig T. Smith as duly appointed attorney of Boston Scientific Group Public Limited Company

/s/ Kathleen Simonelli
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Kathleen Simonelli
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SIGNED AND DELIVERED as a deed by CATHERINE L MATTHES in the presence of:	/s/ Catherine L Matthes
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/s/ Pamela Strifler Briles
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by CON O’BRIEN by his duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Con O’Brien
/s/ Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by CONOR FEELY in the presence of:	/s/ Conor Feely
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/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by EDWARD MCDAID by his duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Edward McDaid
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by EMILY MCLUCAS by her duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Emily McLucas
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by GERARD (GERRY) O’SULLIVAN by his duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Gerard (Gerry) O’Sullivan
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by HELEN RYAN by her duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Helen Ryan
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by JOHN EGAN in the presence of:	/s/ John Egan
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/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by LORETTA O’BRIEN by her duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Loretta O’Brien
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

Present when the Common Seal of NATIONAL UNIVERSITY OF IRELAND, GALWAY was affixed hereto: I láthair nuair a greamaíodh Gnáth – Shéala Ollscoil na hÉireann, Gaillimh, dó seo	/s/ Caroline Loughnane
Secretary for Governance & Academic Affairs An Rúnaí Gnóthaí Rialachais & Acadúla
/s/ Eric Mortimer
Member of Údarás na hOllscoile Ball d’Údarás na hOllscoile

Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by PAUL GILSON by his duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney to Paul Gilson
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by ROBERT (CHIP) HANCE as trustee of the Robert B. Hance TTEE Robert Bell Hance 2012 Revocable Trust in the presence of:	/s/ Robert Hance
Signature of Robert (Chip) Hance, trustee of the Robert B. Hance TTEE Robert Bell Hance 2012 Revocable Trust
/s/ Frances Balistreri
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Frances Balistreri
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Execution page of Put and Call Option Agreement

EXECUTED AND DELIVERED as a deed by ROBINHOOD PROPERTIES LLC by its duly appointed attorney MARK BRUZZI	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Robinhood Properties LLC
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by SEAN MORRIS by his duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Sean Morris
/s/ Shane Molloy
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Shane Molloy
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Engineer
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by SHANE MOLLOY in the presence of:	/s/ Shane Molloy
Signature
/s/ Con O’Brien
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Con O’Brien
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VP Engineering
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by SINEAD MCCLUSKEY by her duly appointed attorney CATHERINE L. MATTHES in the presence of:	/s/ Catherine L. Matthes
Signature of Catherine Matthes as duly appointed attorney of Sinead McCluskey
/s/ Pamela Strifler Briles
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Pamela Strifler Briles
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Retired
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by STEPHEN FITZPATRICK by his duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Stephen Fitzpatrick
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

SIGNED AND DELIVERED as a deed by JOHAN V BRIGHAM as trustee of The Brigham Family Irrevocable Trust 2010 – JVB by his duly appointed attorney MARK BRUZZI in the presence of:	/s/ Mark Bruzzi
Signature of Mark Bruzzi as duly appointed attorney of Johan V Brigham, trustee of The Brigham Family Irrevocable Trust 2010 – JVB
/s/ Shane Molloy
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Shane Molloy
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Execution page of Put and Call Option Agreement

GIVEN under the common seal of XENIUM CAPITAL UNLIMITED COMPANY and delivered as a deed	/s/ Enda Quinn
Signature of director
/s/ Fiona O’Driscoll
Signature of director/secretary